Exhibit 99.1

Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of $500,000,000 aggregate principal amount of 4.125% Senior Notes due 2028, registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-216940) filed on March 24, 2017, other than the underwriting discount, are set forth in the following table.  All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$62,187
Accounting Fees and Expenses	100,000
Printing Expenses	35,000
Legal Fees and Expenses	262,000
Blue Sky Fees and Expenses	5,000
Rating Agency Fees and Expenses	675,000
Miscellaneous Expenses	62,813
Total	$1,202,000